CONTRACT TO BUY AND SELL REAL ESTATE
                                  (COMMERCIAL)

1. AGREEMENT. Buyer agrees to buy and the undersigned Seller agrees to sell the Property defined below on the terms and conditions set forth in this contract.
2. DEFINED TERMS.
     a. Buyer. Buyer, M.D.T.I. Molecular Diagnostics & Therapeutics, Inc. will take title to the real property described below as [ ] Joint Tenants [ ] Joint Tenants [ ] Tenants In Common [X] Other
     b. Property.  The Property is the following  legally described real estate:
Lots 2 And 3, Block 4; and Lots 2 and 3, Block 5; totaling 4.76 acres m/l plus an additional parcel of land 80 ft. x 405 ft (32,400 sq. ft.) for a total of 5.5 acres m/l in the County of in the Vista Commercial Center, Weld County, Colorado, commonly known as No.(to be determined) Longmont Colorado 80504 Street Adress:---- City----State ---- Zip---- together with the interests, easements, rights, benefits, improvements and attached fixtures appurtenant thereto, all interest of Seller in vacated streets and alleys adjacent thereto, except as herein excluded.
     c. Dates and Deadlines.
Item No. Reference         Event                               Date or Deadline
--------------------------------------------------------------------------------
1        ss.5a        Loan Application Deadline                n/a
2        ss.5b        Loan Commitment Deadline                 n/a
3        ss.5c        Buyer's Credit Information Deadline      n/a
4        ss.5c        Disapproval of Buyer's Credit Deadline   n/a
5        ss.5d        Existing Loan Documents Deadline         n/a
6        ss.5d        Objection to Existing on a Deadline      n/a
7        ss.5d        Approval of Loan Transfer Deadline       n/a
8        ss.6a        Appraisal Deadline                       June 15, 2000
9        ss.7a        Title Dealing                            June 15, 2000
10       ss.7a        Survey Deadline                          June 15, 2000
11       ss.7b        Document Request Deadline                June 20, 2000
12       ss.8a        Title Objection Deadline                 June 20, 2000
13       ss.8b        Off Record Matters Deadline              June 15, 2000
14       ss.8b        Off Record Matters objection Deadline    June 20, 2000
15       ss.10        Seller's Property Disclosure Deadline    June 15, 2000
16       ss.10a       Inspection Objection Deadline            June 22, 2000
17       ss.10b       Resolution Deadline                      June 30, 2000
18       ss.11        Closing Date                             July 17, 2000
19       ss.16        Possession Date                          delivery of deed
20       ss.16        Possession Time                          hour of closing
21       ss.28        Acceptance Deadline Date                 March 17, 2000
22       ss.28        Acceptance Deadline Time                 12:00 noon

     d. Attachments. The following exhibits, attachments and addenda are a part of this contract: Common Interest Community Addendum.
     e. Applicability of Terms. A check or similar mark in a box means that such provision is applicable. The abbreviation "N/A" means not applicable.
3. INCLUSIONS AND EXCLUSIONS.
     a. The  Purchase  Price  includes the  following  items  (inclusions);
          (1) Fixtures. If attached to the Property on the date of this contract, lighting, heating, plumbing, ventilating, and air conditioning fixtures, inside telephone wiring and connecting blocks/jacks, plants, mirrors, floor coverings, intercom systems, sprinkler systems and controls, and n/a.
          (2) Other Inclusions. If on the Property whether attached or not on the date of this contract; storm windows, storm doors, window and porch shades, awnings, blinds, screens, window coverings, curtain rods, drapery rods, storage sheds, and all keys. Check box if included: [ ] Smoke/Fire Detectors, [ ] Security Systems(s); and n/a.
          (3) Trade Fixtures. With respect to trade fixtures, Seller and buyer agree as follows: n/a
     b. Instruments of Transfer. The Inclusions are to be conveyed at Closing free and clear of all taxes, liens and encumbrances, except as provided inss.12. Conveyance shall be by bill of sale or other applicable legal instrument(s).

     c. Exclusions. The following attached fixtures are excluded from this sale: n/a

CBS 2-9-99 Contract to Buy and Sell Real Estate (Commercial - New Loan)
Buyer Initials: MHB        Seller Initials: LED NRS  Page 1 of 5

4. PURCHASE PRICE AND TERMS. The Purchase price set forth below shall be payable in U.S. Dollars by Buyer as follows: Price is calculated @ $5.00 per sq. ft. for 239,746 square feet of land.

Item No. Reference      Item                               Amount          Amount
1        ss.4           Purchase Price                 $1,198,730.00
2        ss.4a          Earnest Money                                    $*114,750.00      see Add. Prov.g
3        ss.4b          New Loan
4        ss.4c          Assumption Balance
5        ss.4d          Seller or Private Financing
6        ss.4e          Cash at Closing                                  1,083,980.00
7                       TOTAL                          $1,198,730.00    $1,198,730.00

     a. Earnest Money. The Earnest Money set forth in this Section, in the form of 102,000 shares of stock in part payment of the Purchase Price and shall be payable to and held by Dyer Realty, Inc. in its trust account, on behalf of both Seller and Buyer. The parties authorize delivery of the Earnest Money deposit to the Closing Company, if any, at or before Closing. *M.D.T.I. corporate stock to be issued in name of Seller.
     b. New Loan. Buyer shall obtain a new loan set forth in this Section and as follows: [ ] Conventional [ ] Other n/a. This loan will be secured by a n/a (1st, 2nd, etc.) deed of trust.
     The loan total loan amount not in excess of $___ shall be amortized over a period of n/a years at approximately $n/a per month including principal and interest not to exceed n/a% per annum, plus, if required by Buyer's lender a monthly deposit of 1/12 of the estimated annual real estate taxes and property insurance premium. If the loan is an adjustable interest rate or graduated payment loan, the monthly payments and interest rate initially shall not exceed the figures set forth above.
     Loan discount points, if any, shall be paid to lender at Closing and shall not exceed one % of the total loan amount. Notwithstanding the loan's interest rate, the first one loan discount points shall be paid by Buyer and the balance, if any, shall be paid by Buyer.
     Buyer shall timely pay Buyer's loan costs and a loan origination fee not to exceed one % of loan amount.
     c. Assumption. (Omitted as inapplicable.)
     d. Seller or Private Financing. (Omitted as inapplicable.)
     e. Cash at Closing. All amounts paid by Buyer at Closing including Cash at Closing, plus Buyer's closing cost, shall be in funds which comply with all applicable Colorado laws, which include cash, electronic transfer funds, certified check, savings and loan teller's check and cashier's check (Good Funds).
5. FINANCING CONDITIONS AND OBLICATIONS.
     a. Loan Applications. If Buyer is to pay all or part of the Purchase Price obtaining an new loan, or if an existing loan is not to be released at Closing, Buyer, if required by such lender, shall make written application by Loan Application Deadline (Sec.2c). Buyer shall cooperate with Seller and lender to obtain loan approval, diligently and timely pursue same in good faith, execute all documents and furnish all information and documents required by lender, and, subject to Sec.4, timely pay the cost of obtaining such loan or lender consent. Buyer agrees to satisfy the reasonable requirements of lender, and shall not withdraw the loan or assumption application, nor intentionally cause any change in circumstances which would prejudice lender's approval of the loan application or funding of the loan.
     b. Loan Commitment. If buyer is to pay all or part of the Purchase Price by obtaining a new loan as specified in Sec.4b, this contract is conditional upon Buyer obtaining a written loan commitment including, If required by lender, (1) lender verification of employment, (2) lender approval of Buyer's credit-worthiness, (3) lender verification that Buyer has sufficient funds to close, and 94) specification of any remaining requirements for funding said loan. This condition shall be deemed waived unless Seller receives from Buyer, no later than Loan Commitment Deadline (Sec.2c), written notice of Buyer's inability to obtain such loan commitment. If Buyer so notifies Seller, this contract shall terminate. IF BUYER WAIVES THIS CONDITION BUT DOES NOT CLOSE, BUYER SHALL BE IN DEFAULT.
     c. Credit information. (Omitted as inapplicable.)
     d. Existing Loan Review. (Omitted as inapplicable.)
6. APPRAISAL PROVISIONS.
     a. Appraisal Condition. This subsection a. [x] Shall [ ] Shall Not apply. Buyer shall have the sole option and election to terminate this contract if the Purchase Price exceeds the Property's valuation determined by an appraiser engaged by Buyer or Buyer's lender. The contract shall terminate by Buyer giving Seller written notice of termination and either a copy of such appraisal or written notice from lender which confirms the Property's valuation is less than the Purchase Price, received on or before the Appraisal Deadline (Sec.2c). If Seller does not receive such written notice of termination on or before the Appraisal Deadline (Sec.2c). Buyer waives any right to terminate under this subsection.
         b. Cost of Appraisal. Cost of any appraisal to be obtained after the date of this contract shall be timely paid By [x] Buyer [ ] Seller.

7. EVIDENCE OF TITLE.
     a. Evidence of Title; Survey. On or before Title Deadline (Sec.2c), Seller shall cause to be furnished to Buyer, at Seller's expense, a current commitment for owner's title insurance policy in an amount equal to the Purchase Price or if this box is checked, [ ] An Abstract of title certified to a current date. If a title insurance commitment is furnished, it [x] Shall [ ] Shall Not commit to delete or insure over the standard exceptions which relate to
(1)      parties in possession,
(2)      unrecorded easements,
(3)      survey matters,
(4)      any unrecorded mechanics' liens,
(5)      gap period (effective date of commitment to date deed is recorded), and
(6) unpaid taxes, assessments and unredeemed tax sales prior to the year of Closing.

Any additional premium expense to obtain this additional coverage shall be paid by [x] Buyer [ ] Seller. An amount not to exceed $_____ to be determined for the cost of any improvement location certificate or survey shall be paid by [ ] Buyer [x] Seller. If the cost exceeds this amount, Seller shall pay the excess on or before Closing. The improvement location certificate or survey shall be received by Buyer on or before Survey Deadline (Sec.2c). Seller shall cause the title insurance policy to be delivered to Buyer as soon as practicable at or after Closing.
     b. Copies of Exceptions. On of before Title Deadline (Sec.2c), Seller, at Seller's expense, shall furnish to Buyer, (1) a copy of any plats, declarations, covenants, conditions and restrictions burdening the Property, and (2) if a title insurance commitment is required to be furnished, and if this box is checked [x] Copies of any Other Documents listed in the schedule of exceptions (Exceptions). Even if the box is not checked, Seller shall have the obligation to furnish these documents pursuant to this subsection of requested by Buyer any time on or before the Document Requested Deadline (Sec.2c). This requirement shall pertain only to documents as shown of record in the office of the clerk and recorder(s). The abstract or title insurance commitment, together with any copies or summaries of such documents furnished pursuant to this Section, constitute the title documents (Title Documents).
8. TITLE.
     a. Title Review. Buyer shall have the right to inspect the Title Documents.

CBS 2-9-99 Contract to Buy and Sell Real Estate (Commercial - New Loan)
Buyer Initials: MHB        Seller Initials: LED NRS  Page 2 of 5

Written notice by Buyer of unmerchantability of title or of any other unsatisfactory title condition shown by the Title Documents shall be signed by or on behalf of Buyer and given to Seller on or before Title Objection Deadline (Sec.2c), or with five (5) calendar days after receipt by Buyer of any Title Document(s) or endorsement(s) adding new Exception(s) to the title commitment together with a copy of the Title Document adding new Exception(s) to title. If Seller does not receive Buyer's notice by the date(s) specified above, Buyer accepts the condition of title as disclosed by the Title Documents as satisfactory.
     b. Matters not Shown by the Public Records. Seller shall deliver to Buyer, on or before Off-Record Matters Deadline (Sec.2c) true copies of all lease(s) and survey(s) in Seller's possession pertaining to the Property and shall disclose to Buyer all easements, liens or other title matters not shown by the public records of which Seller has actual Knowledge. Buyer shall have the right to inspect the Property to determine if any third party(ies) has any right in the Property not shown by the public records (such as an unrecorded easement, unrecorded lease, or boundary line discrepancy). Written notice of any unsatisfactory condition(s) disclosed by Seller or revealed by such inspection shall be signed by or on behalf Buyer and give to Seller on or before Off-Record Matters Objection Deadline (Sec.2c). If Seller does not receive Buyer's notice by said date, Buyer accepts title subject to such rights, if any, of third parties of which Buyer has actual Knowledge.
     c. Special Taxing Districts. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLICATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. BUYER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICT, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.
     In the event the Property is located within a special taxing district and Buyer desires to terminate this contract as a result, if written notice is received by Seller on or before Off-Record Matters Objection Deadline (Sec.2c), this contract shall then terminate. If Seller does not receive Buyer's notice by such date, Buyer accepts the effect of the Property's inclusion in such special taxing district(s) and waives the right to so terminate.
     d. Right of Cure. If Seller receives notice of unmerchantability of title or any other unsatisfactory title condition(s) or commitment terms as provided in Sec.8a or b above, Seller shall use reasonable effort to correct said items and bear any nominal expense to correct the same prior to Closing. If such unsatisfactory title condition(s) are not corrected on or before Closing, this contract shall then terminate; provided, however, Buyer may, by written notice received by Seller, on or before Closing, waive objection to such items.
     e. Title Advisory. The Title Documents affect the title, ownership and use of the Property and should be reviewed carefully. Additionally, other matters not reflected on the Title Documents may affect the title, ownership and use of the Property, including without limitation boundary lines and encroachments, area, zoning, unrecorded easements and claims of easements, leases and other unrecorded agreements, and various laws and governmental regulation s concerning land use, development and environmental matters. The surface estate may be owned separately from the underlying mineral estate, and transfer of the surface estate does not necessarily include transfer of the mineral rights. Third parties may hold interests in oil, gas other minerals, geothermal energy or water on or under the Property, which interests may give them rights to enter and use the Property. Such matters may be excluded from the title insurance policy. Buyer is advised to timely consult legal counsel with respect to all such matters as there are strict time limits provided in this contract (e.g., Title Objection Deadline (Sec.2c)) and Off-Record Matters Objection Deadline (Sec.2c).
9.LEAD BASED PAINT. Unless exempt, if the improvements on the Property include one or more residential dwelling(s) for which a building permit was issued prior to January 1, 1978, this contract shall be void unless a completed Lead-Based Paint Disclosure (Sales) form is signed by Seller and the required real estate licensee(s), which must occur prior to the parties signing this contract.
10. PROPERTY DISCLOSURE AND INSPECTION. On or before Seller's Property Disclosure Deadline (Sec.2c), Seller agrees to provide Buyer with a written disclosure of adverse matters regarding the Property completed by Seller to the best of Seller's current actual knowledge.
     a. Inspection Objection Deadline. Buyer shall have the right to have inspection(s) of the physical condition of the Property and Inclusions, at Buyer's expense. If the physical condition of the Property or Inclusions is unsatisfactory in buyer's subjective discretion, Buyer shall on or before Inspection Objection Deadline (Sec.2c):
     (1)  notify Seller in writing that this contract is terminated, or
     (2) provide Seller with a written description of any unsatisfactory physical condition which buyer requires Seller to correct (Notice to Correct).
If written notice is not received by Seller on or before Inspection Objection Deadline (Sec.2c), the physical condition of the Property and Inclusions shall be deemed to be satisfactory to Buyer.
     b. Resolution Deadline. If Notice to Correct is received by Seller and if Buyer and Seller, have note agreed in writing to settlement thereof on or before Resolution Deadline (Sec.2c), this contract shall terminate one calendar day following the Resolution Deadline, unless before such termination Seller receives Buyer's written withdrawal of the Notice to Correct.

     c. Damage; Liens; Indemnity. Buyer is responsible for payment for all inspections, surveys, engineering reports or for any the work performed at Buyer's request and shall pay for any damage which occurs to the Property and Inclusions as a result of such activities. Buyer shall not permit claims or liens of an kind against the Property for inspections, surveys, engineering reports and for any other work performed on the Property at Buyer's request. Buyer agrees to indemnify, protect and hold Seller harmless from and against any liability, damage, cost or expense incurred by Seller in connection with any such inspection, claim, or lien. This indemnity includes Seller's right to recover all costs and expenses incurred by Seller to enforce this subsection, including Seller's reasonable attorney fees. The provision of this subsection shall survive the termination of this contract.
11. CLOSING. Delivery of deed(s) from Seller to buyer shall be at Closing (Closing). Closing shall be on the date specified as the Closing Date (Sec.2c) or by mutual agreement at an earlier date. The hour and place of Closing shall be as designated by Dyer Realty, Inc. as mutually agreed by the parties.
12. TRANFER OF TITLE. Subject to tender or payment at Closing as required herein and compliance by Buyer with the other terms and provisions hereof, Seller shall execute and deliver a good and sufficient Genera Warranty Deed to Buyer, at Closing, conveying the Property free and clear of all taxes except the general taxes for the year of Closing. Except as provided herein, title shall be conveyed free and clear of all liens, including any governmental liens for special improvements installed as of the date of Buyer's signature heron, whether assessed or not. Tittle shall be conveyed subject to:
     a. those specific Exceptions described by reference to recorded documents as reflected in the Title Documents accepted by Buyer in accordance with Sec.8a [Title Review],
     b. Distribution utility easements,
     c. those specifically described rights of third parties not shown by the public records of which buyer has actual knowledge and which were accepted by Buyer in accordance with Sec.8b [Matters Not Shown by the Public Records], and
     d. inclusion of the Property within any special taxing district, and
     e. the benefits and burdens of any declaration and party wall agreements, if any, and
     f. other
13. PAYMENT OF ENCUMBRANCES. Any encumbrance required to be paid shall be paid at or before Closing from the proceeds of this transaction or from any other source.
14. CLOSING COSTS; DOCUMENTS AND SERVICES. Buyer and Seller shall pay, in Good Funds, their respective Closing costs and all other items required to be paid at Closing, except as otherwise provided herein. Buyer and Seller shall sign and complete all customary or reasonably required documents at or before Closing. Fees for real estate Closing services shall be paid at Closing by [x] One-Half by Buyer and One-Half by Seller [ ] Buyer [ ] Seller [ ] Other.

CBS 2-9-99 Contract to Buy and Sell Real Estate (Commercial - New Loan)
Buyer Initials: MHB        Seller Initials: LED NRS  Page 3 of 5

The local transfer tax of _________% of the Purchase Price shall be paid at Closing by [ ] Buyer [ ] Seller. Any sales and use tax that may accrue because of this transaction shall be paid when due by [ ] Buyer [ ] Seller. 15.PRORATIONS. The following shall be prorated to Closing Date, except as otherwise provided:
     a. Taxes. Personal property taxes, if any, and general real estate taxes for the year of Closing, based on [ ] The Taxes for the Calendar Year Immediately Preceding Closing [x] the Most Recent Mill Levy and Most Recent Assessment [ ] Other
     b. Rents. Rents based on [ ] Rents Actually Received [ ] Accrued. Security deposits held by Seller shall be credited to Buyer. Seller shall assign all leases to Buyer and Buyer shall assume such lease.
     c. Other Prorations. Water, sewer charges; and interest on continuing loan(s), if any, and Association fees and any other assessments.
     d. Final Settlement. Unless otherwise agreed in writing, these prorations shall be final.
16.POSSESSION. Possession of the Property shall be delivered to Buyer on Possession Date and Possession Time (Sec.2c), subject to the following lease(s) or tenancy(s): none
If Seller, after Closing, fails to deliver possession as specified, Seller shall be subject to eviction and shall be additionally liable to Buyer for payment of $75.00 per day from the Possession Date (Sec.2c) until possession is delivered.
17. NOT ASSIGNABLE. This contract shall not be assignable by Buyer without Seller's prior written consent. Except as so restricted, this contract shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of the parties.
18. CONDITION OF, AND DAMAGE TO PROPERTY AND INCLUSIONS. Except as otherwise provided in this contract, the Property, inclusion or both shall be delivered in the condition existing as of the date of this contract, ordinary wear and tear excepted.
     a. Casualty; Insurance. In the event the Property or Inclusions shall be damaged by fire or the casualty prior to Closing, in an amount of not more than ten percent of the total Purchase Price, Seller shall be obligated to repair the same before the Closing Date (Sec.2c). In the event such damage is not repaired within said time or if the damages exceed such sum, this contract may be terminated at the option of Buyer by delivering to Seller written notice of termination. Should Buyer elect to carry out this contract despite such damage, Buyer shall be entitled to a credit, at Closing, for all the insurance proceeds resulting from such damage to the Property and Inclusions payable to Seller but not the owner's association, if any, plus the amount of any deductible provided for in such insurance policy, such credit not to exceed the total Purchase Price.
     b. Damage; Inclusions; Services. Should any Inclusion(s) or service(s) (including systems and components of the Property, e.g. heating, plumbing, etc.) fail or be damaged between the date of this contract and Closing or possession, whichever shall be earlier, then Seller shall be liable for the repair or replacement of such Inclusion(s) or service(s) with a unit of similar size, age and quality, or an equivalent credit, but only to the extent that the maintenance or replacement of such Inclusion(s) or service(s) or fixture(s) is not the responsibility of the owner's association, if any, less any insurance proceeds received by Buyer covering such repair or replacement.
     c. Walk-Through: Verification of Condition. Buyer, upon reasonable notice, shall have the right to walk through the Property prior to Closing to verify that the physical condition of the Property and Inclusions complies with this contract.
19. RECOMMENDATION OF LEGAL AND TAX COUNSEL. By signing this document, Buyer and Seller acknowledge that the Selling Company or the Listing Company has advised that this document has important legal consequences and has recommended the examination of title and consultation with legal and tax or other counsel before signing this contract.
20. TIME OF ESSENCE AND REMEDIES. Time is of the essence hereof. If any note or check received as Earnest Money hereunder or any other payment due hereunder is not paid, honored or tendered when due, or if any other obligation hereunder is not performed or waived as herein provided, there shall be the following remedies:
     a. If Buyer Is in Default:
[ ] (1) Specific Performance. Seller may elect to treat this contract as canceled, in which case all payments and things of value received hereunder shall be forfeited and retained on behalf of Seller, and Seller may recover such damages as may be proper, or Seller may elect to treat this contract as being in full force and effect and Seller shall have the right to specific performance or damages, or both.
[X] (2) Liquidated Damages. All payments and things of value received hereunder shall be forfeited by Buyer and retained on behalf of Seller and both parties shall thereafter be released from all obligations hereunder. It is agreed that such payments and things of value are LIQUIDATED DAMAGES and (except as provided in subsection c) are SELLER'S SOLE AND ONLY REMEDY for Buyer's failure to perform the obligations of this contract. Seller expressly waives the remedies of specific performance and additional damages,
     b. If Seller Is In Default: Buyer may elect to treat this contract as canceled, in which case all payments and things of value received hereunder shall be returned and Buyer may recover such damages as may be proper, or Buyer may elect to treat this contract as being in full force and effect and Buyer shall have the right to specific performance or damages, or both.
     c. Costs and Expenses. In the event of any arbitration or litigation relating to this contract, the arbitrator or court shall award to the prevailing party all reasonable costs and expenses, including attorney fees.

21. MEDIATION. If a dispute arises relating to this contract, prior to or after Closing, and is not resolved, the parties shall first proceed in good faith to submit the matter to mediation. Mediation is a process in which the parties meet with an impartial person who helps to resolve the dispute Informally and confidentially. Mediators cannot impose binding decisions. The parties to the dispute must agree before any settlement is binding. The parties will jointly appoint an acceptable mediator and will share equally In the cost of such mediation. The mediation, unless otherwise agreed, shall terminate in the event the entire dispute Is not resolved 30 calendar days from the date written notice requesting mediation is sent by one party to the other(s). This Section shall not alter any date In this contract, unless otherwise agreed.
22. EARNEST MONEY DISPUTE. Notwithstanding any termination of this contract, Buyer and Seller agree that, in the event of any controversy regarding the Earnest Money and things of value held by broker or Closing Company (unless mutual written instructions are received by the holder of the Earnest Money and things of value), broker or Closing Company shall not be required to take any action but may await any proceeding, or at broker's or Closing Company's option and sole discretion, may Interplead all parties and deposit any moneys or things of value into a court of competent jurisdiction and shall recover court costs and reasonable attorney fees.
23. TERMINATION. In the event this contract is terminated, all payments and things of value received hereunder shall be returned and the parties shall be relieved of all obligations hereunder, subject toss.ss.10c, 21 and 22.
24. ADDITIONAL PROVISIONS. (The language of these additional provisions has not been approved by the Colorado Real Estate Commission.)
     a. Contract shall be subject to approval of Seller's Replat by Weld County Planning and Weld County Commissioners.
     b. Contract shall be subject to installation, by Seller, of utilities including electrical, water, and sewer, and necessary requirements of roads by Weld County.
     c. Seller and Buyer agree that Buyer may purchase one or more water taps from Horizon Investments LLC at the current price, at the time of purchase, as determined by Left Hand Water District.

--------------------------------------------------------------------------------
CBS 2-9-99 Contract to Buy and Sell Real Estate (Commercial  New Loan)
Buyer initials  MHB          Seller Initials NRS  LED           Page 4 of 5

(The language of these additional provisions has not been approved by the Colorado Real Estate Commission.)

     Concerning the Property know as: Lots 2 and 3, Block 4 and Lots 2 and 3, Block 5; plus an additional parcel totaling 5.5 acres m/l, Vista Commercial Center, Weld County, Colo.

     d. It is hereby mutually understood and agreed that no outside storage is allowed, except that meeting the requirements for adequate screening, as described in Paragraph 10.03 of the recorded Covenants for Vista Commercial Center, and with written approval by the Architectural Control Committee. The ACC of Vista Commercial Center will review plans for such use and render a decision within seven days of submittal by Buyer. Buyer's obligation to purchase the Property is conditioned on the ACC approving in writing, Buyer's building plans, including the outside storage plans on or before June 15, 2000.

     e.  Contract  is  subject to all mylars of Replat  being  recorded  in Weld
County.

     f. Covenants of Vista Commercial Center, Phase I, shall be amended to include Replat of property described, in this contract, on or before June 15, 2000.

     g. Buyer's obligation to purchase the Property is subject to Buyer receiving approval from Weld County for Buyer's Site Plan and building plans on or before June 22, 2000. In the event Buyer has not received such approvals by June 23, 2000, Buyer may elect to terminate this Contract by giving written notice to Seller of the failure of the condition or in the alternative, Buyer may elect to waive this condition. If Buyer fails to deliver written notice of termination by June 23, 2000, this condition shall be deemed waived. Upon receipt of approval by Weld County and the Architectural. Control Committee for
(i) Seller's replat of the Property, (ii) Buyer's Site Plan, and (iii) Buyer's building plans, the amount of $20,000.00 in cash, or $20,000.00 of the MDTI stock held as Earnest Money Deposit, at its then current market value, shall be deemed to be non-refundable earnest money, except for Seller's default in performing the Contract. In lieu of a portion the MDTI stock serving as the non-refundable portion of the earnest money deposit, Seller shall have the Option to elect to have buyer deposit the sum of $20,000.00 in cash or certified funds with Dyer Realty, Inc. on or before July 10, 2000, and if such deposit is made, such $20,000.00 deposit shall constitute the non-refundable earnest money deposit. If Seller elects to have Buyer deposit the $20,000.00 cash, Seller will notify Buyer in writing by no later than June 22, 2000.

     h. Seller shall deliver to Buyer as soon as reasonably possible, but in no event later than April 1, 2000, a copy of the survey and drawings of the Property as proposed to be replatted, so that Buyer may use such information in obtaining approval of its Site Plan and, building plans.

     i. The survey required to be provided by Seller under Paragraph 7.a will not be required to be an ALTA survey. ---------------

     j. The purchase price shall be adjusted to reflect the actual square footage of the Property as shown by the survey to be obtained by Seller, multiplied by $5.00 per square foot.

        M.D.T.I

/s/ Malcolm H. Benedict                   03-08-00
--------------------------------------------------
Buyer   by Malcolm H. Benedict, Chairman     Date              Buyer
Date


        HORIZON INVESTMENTS, LLC

/s/ N. Russell Stacey                        03-08-00          /s/ Lyle E. Dehning                       03-08-00
------------------------------------------------               --------------------------------------------------
Seller  by N. Russell Stacey, Manager,                         Seller    by Lyle E. Dehning, Manager      Date
Date
================================================================================
CBS 2-9-99 Contract to Buy and Sell Real Estate (Commercial)



25. ENTIRE AGREEMENT; SUBSEQUENT MODIFICATION SURVIVAL. This contract constitutes the entire contract between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this contract. No subsequent modification of any or the terms of this contract shall be valid, binding upon the parties, or enforceable unless made in writing and signed by the parties. Any obligation in this contract which, by its terms, is intended to be performed after termination or Closing shall survive the same.

26. FACSIMILE. Signatures [X] May [ ] May Not be evidenced by facsimile. Documents with original signatures shall be provided to the other party at Closing, or earlier upon request of any party.

27. NOTICE. Except for the notice requesting mediation described in sec.21, any notice to Buyer shall be effective when received by Buyer or by Selling Company and any notice to Seller shall be effective when received by Seller or Listing Company.

28. NOTICE OF ACCEPTANCE; COUNTERPARTS. This proposal shall expire unless accepted in writing, by Buyer and Seller, as evidenced by their signatures below, and the offering party receives notice of acceptance pursuant to sec.27 on or before Acceptance Deadline Date and Acceptance Deadline Time (sec.2c). If accepted, this document shall become a contract between Seller and Buyer. A copy of this document may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete contract between the parties.

M.D.T.I.

/s/ Malcolm H. Benedict
----------------------------------------      ----------------------------
Buyer      by Malcolm H. Benedict, Chairman   Buyer

Date of Buyer's Signature: 03-08-00           Date of Buyer's Signature:
Buyer's Address:                              Buyer's Telephone No: 303 405-6500
1660 Industrial Circle                        Buyer's Fax No:      303 465-7099
Longmont, Colorado 80501

(NOTE: If this offer Is being countered or rejected, do not sign this document Refer to sec.29)

HORIZON INVESTMENTS, LLC

/s/ N. Russell Stacey                     /s/ S. J. Weddel
----------------------------              -------------------------------
Seller by N. Russell Stacey, Manager      Seller by S. J. Weddel, Manager

Date of Seller's Signature: 03-08-2000    Date of Seller's Signature: 03-08-2000
Seller's Address: 1635 Faith Place        Seller's Telephone No: 303 776-5451
Longmont, Colorado   80501                Seller's Fax No:



29. COUNTER; REJECTION. This offer is [ ] Countered [ ] Rejected.

Initials  only of party  (Buyer or  Seller)  who  countered  or  rejected  offer
________ ___________

                                 END OF CONTRACT
--------------------------------------------------------------------------------
    Note:Closing Instructions should be signed on or before Title Deadline.
--------------------------------------------------------------------------------

BROKER ACKNOWLEDGMENTS. The undersigned Broker(s) acknowledges receipt of the Earnest Money deposit specified in sec.4 and, while not a party to the contract, agrees to cooperate upon request with any mediation conducted under sec.21.

     Selling Company Brokerage Relationship. The Selling Company and its licensees have been engaged in this transaction as [ ] Buyer Agent [ ] Seller Agent/Subagent [ ] Dual Agent [X] Transactlon-Broker.

     Listing Company Brokerage Relationship. The Listing Company and its licensees have been engaged In this transaction as [ ] Seller Agent [ ] Dual Agent [X] Transaction-Broker.

BROKERS' COMPENSATION DISCLOSURE

Selling Company's compensation or commission is to be paid by: [ ] Buyer [X] Seller [ ] Listing Company [ ] Other

(To  be  completed  by  Listing  Company)  Listing  Company's   compensation  or
commission is to be paid by [ ] Buyer [X] Seller [ ] Other:

--------------------------------------------------------------------------------

Selling Company: ..                       Dyer Realty, Inc.                            (Name of Company)
By: /s/ Marvin L. Dyer                    03-[ ]-2000
Signature Marvin L. Dyer                  Date
Selling Company Address:  520 Main Street, Suite A            Selling Company Telephone No: 303 772-3200
                    Longmont, Colorado 80501                  Selling Company Fax No:  303 651-1320


Listing Company:                           Dyer Realty, Inc.                           (Name of Company)
By: /s/ Marvin L. Dyer                     03-[ ]-2000
Signature       Marvin L. Dyer             Date
Listing Company Address:  520 Main Street, Suite A            Listing Company Telephone No: 303 772-3200
                    Longmont, Colorado 80501                  Listing Company Fax No:  303 651-1320

================================================================================
CBS 2-9-99 Contract to Buy and Sell Real Estate (Commercial)
Buyer initials  MHB          Seller Initials NRS  LED           Page 5 of 5

                            The printed portions of this form have been approved
                           By the Colorado Real Estate Commission. (CIC 32-9-99)
                                      THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES
                                    AND THE PARTIES SHOULD CONSULT LEGAL AND TAX
                                                OR OTHER COUNSEL BEFORE SIGNING.

                       COMMON INTEREST COMMUNITY ADDENDUM
                    TO CONTRACT TO BUY AND SELL REAL ESTATE
                   (COMMERCIAL or VACANT LAND - FARM - RANCH)

     (This addendum should be used for the sale of Property involving ownership of common elements, or where there is an obligation to pay common expenses pursuant to a recorded Declaration)

AMENDMENT TO A CONTRACT TO BUY AND SELL REAL ESTATE

     This Common Interest Community Addendum is made a part of the Contract to Buy and Sell Real Estate for the purchase and sale of the Property known as Lots 2 and 3, Block 4 and Lots 2 and 3, Block 5, plus an additional 32,400 sq.ft. parcel in Vista Commercial Center, which is dated March 8, 2000 between Buyer and Seller ("Contract"). This Addendum shall control in the event of any conflict with the Contract. The following provisions of the Contract are amended by these additions:

     Sec.3. INCLUSIONS AND EXCLUSIONS. The purchase price shall also include use
of  the  following  parking  facility(ies):   n/a;  and  the  following  storage
facility(ies): n/a

     Sec. 7c. COMMON INTEREST COMMUNITY GOVERNING DOCUMENTS.

(Check only one box)

[  ] (1) Not Applicable. This subsection c. shall not apply.

[X] (2) Conditional Of Buyer's Review. Seller shall cause to be furnished to Buyer, at Seller's expense, on or before Title Deadline (Sec. 2c) a current copy of the owner's association declarations, bylaws, rules and
     regulations,   party  wall  agreements  (herein   collectively   "Governing
     Documents"), most recent financial documents consisting of (a) annual balance sheet, (b) annual income and expenditures statement, and (c) annual budget (herein collectively "Financial Documents"), given to Seller on or before Governing Documents Deadline, [which is the same as Title Objection Deadline (Sec. 2c)], shall terminate this contract. If Seller does not receive notice from Buyer within such time, Buyer accepts the terms of said documents, and Buyer's right to terminate this contract pursuant to this subsection is waived, notwithstanding the provisions of Sec. 8d.

[  ] (3) Not   Conditional  On  Review.  Buyer  acknowledges   that  Seller  has
     delivered a copy of the Governing Documents and Financial Documents. Buyer has reviewed them, agrees to accept the benefits, obligations and restrictions which they impose upon the Property and its owners and waives any right to terminate this contract due to such documents, notwithstanding the provisions of Sec. 8d.

     Sec. 8f. RIGHT OF FIRST REFUSAL. If the Governing Documents require written approval of the sale contemplated by this contract or waiver of any option or right of first refusal by the owner's association or any other owner in the owners' association, Seller shall timely submit this contract and request approval of the sale or waiver of any option or right of first refusal pursuant to such provisions. If no such approval or waiver is obtained on or before June 15, 2000, this contract shall terminate. Buyer agrees to cooperate with Seller in obtaining the approval and/or waiver if required by applicable Governing Documents and shall make available such information as the owners' association may reasonable require.

     Sec. 14. CLOSING COSTS; DOCUMENTS AND SERVICES. Any fees incident to the transfer from Seller to Buyer assessed on behalf of the owners' association shall be paid by [ ]Buyer [X] Seller.

     Sec. 15e. ASSOCIATION ASSESSMENTS. Current regular owners' association assessments and association dues. Owners' association assessments paid in advance shall be credited to Seller at Closing. Cash reserves held out of the regular owners' association assessments for deferred maintenance by the owners' association shall not be credited to Seller except as may be otherwise provided by the Governing Documents. Any special assessment by the owners' association for improvements that have been installed as of the date of Buyer's signature heron shall be the obligation of Seller. Any other special assessment assessed prior to Closing Date (Sec. 2c) by the owners' association shall be the obligation of [X] Buyer [ ] Seller. Seller represents that the amount of the regular owners' association assessment is currently payable at $ _______ tbd___ per ___ and that there are no unpaid regular or special assessments against the Property except the current regular assessments and such assessments are subject to change as provided in the Governing Documents. Seller agrees to promptly request the owners' association to deliver to Buyer before Closing Date (Sec.
2c) a current statement of assessments against the Property. Any fees incident to the issuance of such statement of assessments shall be paid by [ ] Buyer [X] Seller.

M.D.T.I.
/s/ Malcolm Benedict
by Malcolm H. Benedict, Chairman
Buyer                                    Buyer
Date of Buyer's signature:               Date of Buyer's Signature:

Horizon Investments, LLC
/s/ N. Russell Stacey                    /s/ Lyle E. Dehning
by N. Russell Stacey, Manager            by Lyle E. Dehning, Manager
Seller                                   Seller
Date of Seller's signature: 03-08-2000   Date of Seller's signature: 03-08-2000
================================================================================
CIC 32-9-99  Common  Interest  Community  Addendum to Contract Buy and Sell Real
Estate  (Commercial  - Vacant  Land - Farm - Ranch)  This  form is  product  by:
Formulator for Windows 800-336-1027